Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264325

Prospectus Supplement

(To Prospectus dated April 27, 2022)

1,793 Shares of Series C Convertible Preferred Stock

Up to 448,250 Shares of Common Stock Underlying the Series C Convertible Preferred Stock

We are offering 1,793 shares of our Series C convertible preferred stock, $0.0001 par value per share (the “Registered Series C Shares”), to institutional investors at an offering price of $1,000 per share, which is equal to the stated value per share, with an initial conversion price of $4.00 per share, pursuant to this prospectus supplement and the accompanying prospectus. This offering also relates to 448,250 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Registered Series C Shares pursuant to the Certificate of Designations of the Series C Convertible Preferred Stock (“Certificate of Designations”).

In a concurrent private placement, we are also selling to the same institutional investors of the Registered Series C Shares, (i) 3,207 shares of our Series C convertible preferred stock, $0.0001 par value (the “Unregistered Series C Shares” and, together with the Registered Series C Shares, the “Series C Shares”) and (ii) common warrants to purchase up to 1,250,000 shares of Common Stock (the “Warrants”). Each Warrant will be exercisable for one share of Common Stock at an initial exercise price of $4.00 per share, commencing on the date of issuance and expiring on the fifth anniversary thereof. The Unregistered Series C Shares, the Warrants, and the shares of Common Stock issuable pursuant to the Unregistered Series C Shares and the Warrants, as applicable, are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Except to the extent effective stockholder approval has been obtained to comply with the applicable stockholder approval rules and regulations of the Nasdaq Stock Market, the Registered Series C Shares being offered by this prospectus supplement and the accompanying prospectus will not be convertible into shares of Common Stock in excess of 270,726 shares of Common Stock in the aggregate (the “Issuable Maximum”), which amount equals 19.99% of the shares of Common Stock outstanding as of September 9, 2024, the date prior to the date of this prospectus supplement and the accompanying prospectus. Any conversions of Series C Shares will be processed on a pro rata basis.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNPX.” On September 9, 2024, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $3.45 per share. There is no established trading market for the Series C Shares or the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such Series C Shares or the Warrants on any securities exchange or other nationally recognized trading system.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary-Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-2 of this prospectus supplement.

As of the date hereof, the aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $2,022,279, which was calculated based on 1,345,197 shares of our Common Stock outstanding held by non-affiliates and a price of $4.51 per share, the closing price of our Common Stock on July 12, 2024, which is the highest closing sale price of our Common Stock on The Nasdaq Capital Market within the prior 60 days of this prospectus supplement. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

We have engaged GP Nurmenkari Inc. (the “Placement Agent”) to act as our exclusive placement agent for this offering. The Placement Agent has agreed to use its “reasonable best efforts” to arrange for the sale of Registered Series C Shares offered by this prospectus supplement and the accompanying base prospectus, but the Placement Agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below. We have not arranged to place the funds from investors in an escrow, trust or similar account. We have agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the Registered Series C Shares we are offering hereby.

	Per Registered Series C Share	Total
Offering price	$1,000	$1,793,000
Placement Agent’s fees (1)	$70	$125,510
Proceeds, before expenses, to us	$930	$1,667,490

(1)	In addition, we have agreed to pay the Placement Agent for certain of its expenses. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information.

Delivery of the Registered Series C Shares offered hereby is expected to be made on or about September 12, 2024, subject to satisfaction of customary closing conditions.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

GP Nurmenkari

The date of this prospectus supplement is September 10, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-264325) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on April 15, 2022 and was declared effective on April 27, 2022.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not, and the Placement Agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the Placement Agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Registered Series C Shares in certain jurisdictions may be restricted by law. We are not, and the Placement Agent is not, making an offer of the Registered Series C Shares in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

“Synaptogenix” and other trade names and trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement contains trade names and trademarks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the information and documents that we incorporate by reference herein and there in carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

THE COMPANY

Overview

We are a biopharmaceutical company with product candidates in pre-clinical and clinical development. We began operations in October 2012. We are principally focused on developing a product platform based upon a drug candidate called Bryostatin-1 for the treatment of Alzheimer’s disease, which is in the clinical testing stage. We are also evaluating Bryostatin-1 for other neurodegenerative or cognitive diseases and dysfunctions, such as Fragile X syndrome, Multiple Sclerosis, and Niemann-Pick Type C disease, which have undergone pre-clinical testing.

Corporate Information

We were incorporated in the State of Delaware on October 31, 2012 as “Neurotrope Bioscience, Inc.,” and on August 23, 2013 we were acquired by Neurotrope, Inc. (“Neurotrope”) as a wholly owned subsidiary. On December 7, 2020, Neurotrope completed the complete legal and structural separation of Synaptogenix, Inc. from Neurotrope (the “Spin-Off”).

Our principal executive offices are located at 1185 Avenue of the Americas, 3rd Floor, New York, New York, and our telephone number is (973) 242-0005. Our website is located at www.synaptogen.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be made available free of charge on our website as soon as reasonably practicable after we electronically file these materials with, or furnish it to, the SEC on their website located at www.sec.gov. The contents of our website are not incorporated into this prospectus supplement, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act, or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

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THE OFFERING

Registered Series C Shares offered by us	1,793 Registered Series C Shares and the shares of Common Stock issuable upon conversion of the Series C Shares pursuant to the Certificate of Designations. The Registered Series C Shares will initially be convertible into an aggregate of 448,250 shares of Common Stock at an initial conversion price of $4.00 per share at any time after the date of issuance. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock or securities convertible, exercisable or exchangeable for Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The holders of the Registered Series C Shares will be entitled to cash dividends of 5.0% per annum. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Registered Series C Shares will accrue dividends at the rate of 15% per annum. There is no established public trading market for the Unregistered Series C Shares and we do not expect a market to develop. In addition, we do not intend to list the Unregistered Series C Shares on the Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system. See “Description of the Securities We Are Offering—Series C Shares” for a discussion of the terms of the Series C Shares and additional information.

Offering Price per Registered Series C Share	$1,000 per share, which is equal to the stated value per share.

Common Stock outstanding immediately following the offering	1,702,559 shares of Common Stock (assuming full conversion of the Registered Series C Shares offered hereby and no conversion or exercise of the Unregistered Series C Shares or Warrants, as applicable, offered in the concurrent private placement).

Use of Proceeds	We estimate the net proceeds from the offering of the Registered Series C Shares will be approximately $1.6 million after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. See “Use of Proceeds” on page S-10.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the same institutional investors of our Registered Series C Shares, 3,207 Unregistered Series C Shares and Warrants to purchase up to 1,250,000 shares of Common Stock. We will receive additional proceeds from the sale of the Unregistered Series C Shares and the Warrants and from the exercise of the Warrants to the extent such Warrants are exercised for cash. The Unregistered Series C Shares and Warrants and the shares of Common Stock issuable pursuant to the Unregistered Series C Shares and Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. See “Private Placement Transaction” on page S-12.

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Risk Factors	See the section titled “Risk Factors” on page S-6 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Capital Market symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNPX.” There is no established public trading market for the Series C Shares or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C Shares or the Warrants on the Nasdaq Capital Market or on any national securities or other national recognized trading system. Without an active trading market, the liquidity of the Series C Shares and the Warrants will be limited.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 1,254,309 shares of our Common Stock outstanding as of June 30, 2024, and excludes, as of that date, the following:

•	287,436 shares of Common Stock issuable upon exercise of warrants outstanding, with a weighted average exercise price of $244.05;

•	32,874 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $139.27 per share;

•	100,000 shares of Common Stock issued upon the conversion of our Series B convertible preferred stock since June 30, 2024; and

•	5,686 shares of Common Stock reserved for future issuance under our equity incentive plans.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information and documents contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering, the Concurrent Private Placement and our Common Stock

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities or as otherwise provided in our investment policies in effect from time to time. These investments may not yield a favorable return to our stockholders.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our Common Stock.

The issuance of the shares of Common Stock covered by this prospectus or shares of common stock issuable upon the conversion or exercise of securities sold in the concurrent private placement could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution. Furthermore, the Warrants contain full-ratchet anti-dilution provisions which, subject to certain exceptions, would reduce the exercise price of the Warrants in the event of issuances of our securities at a price below the then-applicable exercise price. If these full-ratchet anti-dilution provisions are triggered, it may cause additional dilution to holders of our common stock.

Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our equity incentive plans or other contractual obligations, our stockholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares, could reduce the market price of our Common Stock. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our Common Stock.

We do not anticipate paying dividends on our Common Stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering and the concurrent private placement, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. As a result, a rise in the market price of our Common Stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our Common Stock for dividend income.

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We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged the Placement Agent to act as placement agent in connection with this offering. While the Placement Agent will use its reasonable best efforts to arrange for the sale of the securities, they are under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

We do not intend to apply for any listing of the Series C Shares or the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Series C Shares or the Warrants.

We do not intend to apply for any listing of either the Series C Shares or the Warrants on The Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Series C Shares or the Warrants. Without an active market, the liquidity of the Series C Shares or the Warrants will be limited. Further, the existence of the Series C Shares or the Warrants may act to reduce both the trading volume and the trading price of our Common Stock.

We may not receive any additional funds upon the exercise of the Warrants.

Each Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Warrants.

The requirement that we redeem the Series C Shares in cash could adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted by the holder of the Series C Shares in accordance with the Certificate of Designations, we are required to redeem some or all of the outstanding shares of Series C Shares for cash under certain circumstances. Additionally, the Certificate of Designations provides for the payment of amortization payments to the holders of the Series C Shares in cash. These obligations could have important consequences on our business. In particular, they could:

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

•	increase our vulnerability to general adverse economic and industry conditions; and

•	place us at a competitive disadvantage compared to our competitors.

If we are unable to make the required cash payments or otherwise comply with the Certificate of Designations:

•	dividends will accrue on the Series C Shares at 15% per annum;

•	the holders of the Series C Shares could foreclose against our assets; and/or

•	we could be forced into bankruptcy or liquidation.

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The terms of the Series C Shares could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

The Certificate of Designations contains a number of affirmative and negative covenants regarding matters such as the payment of dividends, maintenance of our properties and assets, transactions with affiliates, and our ability to issue other indebtedness.

Our ability to comply with these covenants may be adversely affected by events beyond our control, and we cannot assure you that we can maintain compliance with these covenants. The financial covenants could limit our ability to make needed expenditures or otherwise conduct necessary or desirable business activities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our patent portfolio, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, availability of our raw materials, existing or increased competition, stock volatility and illiquidity, and our failure to implement our business plans or strategies.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto and other documents we filed with the SEC and reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents that we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We estimate the net proceeds to us from the sale of Registered Series C Shares in this offering, if any, will be approximately $1.6 million after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon conversion of the Registered Series C Shares.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering Registered Series C Shares pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus also relate to the shares of Common Stock issuable upon conversion of the Registered Series C Shares pursuant to the Certificate of Designations.

Description of Series C Shares

The terms of the Series C Shares are as set forth in the Certificate of Designations. The Series C Shares will be convertible into shares of Common Stock at the election of the holder at any time at the conversion price in effect thereof. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable conversion price (subject to certain exceptions). We will be required to redeem the Series C Shares in equal quarterly installments, commencing on October 31, 2024. The amortization payments due upon such redemption are payable in cash. We may require holders to convert their Series C Shares into shares of Common Stock if the closing price of the Common Stock exceeds $6.00 per share for 20 consecutive trading days and the daily trading volume of the Common Stock exceeds 100,000 shares per day during the same period and certain equity conditions described in the Certificate of Designations are satisfied.

The holders of the Series C Shares are entitled to cash dividends of 5.0% per annum, compounded quarterly in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Series C Shares will accrue dividends at the rate of 15% per annum. Holders of Series C Shares are entitled to vote with holders of the Common Stock as a single class on all matters that holders of Common Stock are entitled to vote upon, with the number of votes per Series C Share equal to the stated value of such Series C Share divided by the by the “Minimum Price” (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) immediately prior to the date of the Purchase Agreement (as defined below). Following the first anniversary of the initial issuance of the Series C Preferred Shares through the date that is ten calendar days thereafter, holders of Series C Preferred Shares may require the Company to redeem all or any portion of their Series C Preferred Shares in cash, pursuant to the terms set forth in the Certificate of Designation.

Our ability to settle conversions using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.9% of our outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). We agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2024. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series C Shares.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement pursuant to the Registration Rights Agreement (as defined below) and our failure to pay any amounts due to the holders of the Series C Shares when due. In connection with a Triggering Event, each holder of Series C Shares will be able to require us to redeem in cash any or all of the holder’s Series C Shares at a premium set forth in the Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.1 to a Current Report on Form 8-K filed by the Company on the date hereof.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Common Stock” starting on page 11 of the accompanying prospectus.

S-11

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are also selling to the same institutional investors of our Registered Series C Shares, 3,207 Unregistered Series C Shares and Warrants to purchase up to 1,250,000 shares of our Common Stock.

Unregistered Series C Shares

The material terms and provisions of the Unregistered Series C Shares are set forth under “Description of the Securities We Are Offering – Description of Series C Shares.”

Warrants

Each Warrant will be exercisable for one share of Common Stock at an initial exercise price of $4.00 commencing on the date of issuance and expiring on the fifth anniversary thereof.

A holder of Warrants will not have the right to exercise any portion of its will if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the common warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our shares of Common Stock on an as-exercised basis.

The exercise price and number of the shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Warrants. In the event that we grant, issue or sell shares of Common Stock for a consideration per share less than the exercise price then in effect or securities convertible into shares of Common Stock at an exercise price less than the exercise price then in effect, then the exercise price of each Warrant shall be lowered to such new purchase price or exercise price, as applicable, with a corresponding adjustment to the number of shares of Common Stock underlying such Warrant. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

Additionally, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our shares of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction.

Exemption From Registration

The Unregistered Series C Shares, the Warrants and the shares of Common Stock issuable pursuant to the Unregistered Series C Shares and the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, purchasers of the Unregistered Series C Shares and Warrants may only sell shares of our Common Stock issued pursuant to such securities being sold to them in the concurrent private placement pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. None of the securities issued in the concurrent private placement are or will be listed for trading on any national securities exchange.

Registration Rights

On September 10, 2024, we entered into a registration rights agreement with the purchasers of the Unregistered Series C Shares and the Warrants (the “Registration Rights Agreement”), pursuant to which we will be required to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale 200% of the shares issuable pursuant to the Unregistered Series C Shares and the Warrants promptly following the closing date of the concurrent private placement, but in no event later than 30 calendar days after the effective date of the Registration Rights Agreement, and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). We will be obligated to pay certain liquidated damages to the investors if we fail to file the Registration Statement when required, fail to file or cause a registration statement to be declared effective by the SEC when required, or fail to maintain the effectiveness of the registration statement pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibit 4.1 and 10.2, respectively, to a Current Report on Form 8-K filed by the Company on the date hereof.

S-12

PLAN OF DISTRIBUTION

GP Nurmenkari Inc. is acting as our Placement Agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. In connection with the offering of the securities described in this prospectus supplement, we have entered into a securities purchase agreement (the “Purchase Agreement”) directly with certain investors in connection with this offering for the sale of all of the Registered Series C Shares offered hereby (and the issuance of the Unregistered Series C Shares and the Warrants, which are not being offered hereby, but are being issued in a separate concurrent offering, exempt from registration under the Securities Act).

We expect to deliver the Registered Series C Shares being offered pursuant to this prospectus supplement on or about September 12, 2024.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the offering of Registered Series C Shares and warrants to purchase shares of common stock equal to 3.0% of the number of shares of common stock that the Series C Preferred Shares are initially convertible into, with an exercise price of $4.00 per share and a five-year term. The Placement Agent is also acting as the placement agent for the concurrent private placement and is being paid a fee related to the placement of the Unregistered Series C Shares and the Warrants.

The following table shows the per share and total cash fees we will pay to the Placement Agent connection with the sale of Registered Series C Shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the Registered Series C Shares offered hereby.

	Per Registered Series C Share	Total
Offering price	$1,000	$1,793,000
Placement Agent’s fees	$70	$125,510
Proceeds, before expenses, to us	$930	$1,667,490

The Purchase Agreement prohibits, with certain limited exceptions, us: (i) from issuing any equity or equity-linked securities for 90 days following the signing date, (ii) from effecting or entering into any agreement to effect a Variable Rate Transaction (as defined in the Purchase Agreement), and (iii) unless the Stockholder Approval is obtained, from affecting any Dilutive Issuance (as defined in the Certificate of Designations).

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the Placement Agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Transfer Agent

The Transfer Agent and Registrar for our Common Stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

Listing

The Common Stock trades on The Nasdaq Capital Market under the ticker symbol “SNPX.” We do not intend to apply for listing of the Series C Shares or the Warrants on any securities exchange or other nationally recognized trading system.

S-13

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The financial statements of Synaptogenix, Inc. as of and for the years ended December 31, 2023 and 2022 included in this registration statement have been audited by Morison Cogen LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including the Company. The address of the SEC website is www.sec.gov.

We maintain a website at www.synaptogen.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024 filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 4, 2024; June 21, 2024, September 9, 2024 and September 11, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A initially filed on June 4, 2021, including any amendment or report filed for the purpose of updating such description; and.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Synaptogenix, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (973) 242-0005

In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.synaptogen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

S-14

PROSPECTUS

Synaptogenix, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SNPX.” On April 14, 2022, the last reported sale price of our common stock was $7.03 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of April 13, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $52,634,988, based on 6,800,386 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $7.74 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on March 31, 2022 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Synaptogenix,” “Neurotrope,” “SNPX,” “the Company,” “we,” “us,” “our” and similar terms refer to Synaptogenix, Inc. and our subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a biopharmaceutical company with product candidates in pre-clinical and clinical development. We are principally focused on developing a product platform based upon a drug candidate called bryostatin for the treatment of Alzheimer’s disease (“AD”), which is in the clinical testing stage. We are also evaluating potential therapeutic applications of bryostatin for other neurodegenerative or cognitive diseases and dysfunctions, such as Fragile X syndrome, Multiple Sclerosis, and Niemann-Pick Type C disease, which have undergone pre-clinical testing. We are party to a technology license and services agreement with the original Blanchette Rockefeller Neurosciences Institute (which has been known as Cognitive Research Enterprises, Inc. (“CRE”) since October 2016), and its affiliate NRV II, LLC, which we collectively refer to herein as “CRE,” pursuant to which we now have an exclusive non-transferable license to certain patents and technologies required to develop our proposed products. We were formed for the primary purpose of commercializing the technologies initially developed by CRE for therapeutic applications for AD or other cognitive dysfunctions. These technologies have been under development by CRE since 1999 and, until March 2013, had been financed through funding from a variety of non-investor sources (which include not-for-profit foundations, the National Institutes of Health, which is part of the U.S. Department of Health and Human Services, and individual philanthropists). From March 2013 forward, development of the licensed technology has been funded principally through Neurotrope, Inc., our former parent company (“Neurotrope”) in collaboration with CRE. Licensing agreements have been entered into with Stanford University for the exclusive use of synthetic bryostatin and for the potential use of bryostatin-like compounds, called Bryologs, for certain therapeutic indications.

Spin-Off from Neurotrope

On December 7, 2020, Neurotrope completed the legal and structural separation of Synaptogenix, Inc. (formerly known as Neurotrope Bioscience, Inc.) from Neurotrope (the “Spin-Off”) via a distribution of all of its equity interest in us to Neurotrope’s stockholders. Following the Spin-Off, Neurotrope does not own any equity interest in us, and we operate independently from Neurotrope.

Implication of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

•	we may reduce our executive compensation disclosure;

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•	we may present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this Prospectus;

•	we may avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	we may not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this Prospectus of the reduced reporting requirements described above with respect to compensation disclosure requirements and selected financial data. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have not elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company.”

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Corporate Information and History

We were incorporated in the State of Delaware on October 31, 2012 as “Neurotrope Bioscience, Inc.” On August 23, 2013, Neurotrope Acquisition, Inc., a wholly owned subsidiary of Neurotrope, merged with and into us. We were the surviving corporation in this merger and became a wholly owned subsidiary of Neurotrope. On December 7, 2020, Neurotrope completed the complete legal and structural separation of Synaptogenix, Inc. from Neurotrope.

Our principal executive offices are located at 1185 Avenue of the Americas, 3rd Floor, New York, New York, and our telephone number is (973) 242-0005. Our website is located at www.synaptogen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Synaptogenix. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our inability to obtain adequate financing;

•	our ability to successfully implement our business strategies;

•	our ability to attract and retain key personnel;

•	the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity;

•	existing or increased competition;

•	our ability to protect our patent portfolio and other material proprietary rights;

•	negative reputational and financial impacts resulting from future acquisitions or strategic transactions;

•	significant government regulation of pharmaceuticals and the healthcare industry;

•	our inability to expand our business;

•	lack of product diversification;

•	availability of our raw materials;

•	our stock volatility and illiquidity;

•	our failure to implement our business plans or strategies;

•	direct and indirect effects of the ongoing COVID-19 pandemic on various aspects and stages of the clinical development process; and

•	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.0001 per share. As of April 14, 2022, we had 6,809,647 shares of common stock outstanding and approximately 200 stockholders of record of our common stock.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

The holders of our common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our board of directors from time to time may determine. To date, we have not paid dividends on our common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liabilities, accrued dividends and liquidation preferences, if any. Each outstanding share of our common stock is duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Philadelphia Stock Transfer, Inc.

Stock Exchange Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “SNPX.”

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DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Any or all of these rights may be greater than the rights of our common stock.

The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Series A Preferred Stock

On January 13, 2021, our board of directors authorized the issuance of 100,000 shares of Series A Preferred Stock in connection with the adoption of a shareholder rights plan. The Series A Preferred Stock may be issued in fractions of one one-thousandth of a share upon the exercise by holders of our common stock of certain preferred share purchase rights pursuant to a Rights Agreement (defined below). Our board of directors authorized and declared a dividend to stockholders of record at the close of business on January 25, 2021 of one preferred share purchase right for each outstanding share of our common stock. The terms of the Series A Preferred Stock are governed by the Certificate of Designations of Series A Preferred Stock, a copy of which is included as Exhibit 4.3 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

For additional information regarding the Rights Agreement and the Series A Preferred Stock, see "Certain Provisions of Delaware Law and of the Company’s Certificate Of Incorporation And Bylaws—Shareholder Rights Plan."

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

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•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

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Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

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•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

As of April 8, 2022, we had the following warrants outstanding.

Purchase Warrants

In connection with the Spin-Off, we issued Series A warrants to purchase shares of common stock (the “Series A Warrants”), Series B warrants to purchase shares of common stock (the “Series B Warrants”), Series C warrants to purchase shares of common stock (the “Series C Warrants”) and Series D warrants to purchase shares of common stock (the “Series D Warrants” and together with the Series A Warrants, Series B Warrants and Series C Warrants, the “Spin-Off Warrants”), of which the following are outstanding as of April 8, 2022:

●	39,535 Series A Warrants to purchase up to 39,535 shares of common stock with an exercise price of $198.80 per share;

●	155,917 Series B Warrants to purchase up to 155,917 shares of common stock with an exercise price of $79.52 per share;

●	227,163 Series C Warrants to purchase up to 227,163 shares of common stock with an exercise price of $39.76 per share; and

●	555,462 Series D Warrants to purchase up to 555,462 shares of common stock with an exercise price of $15.92 per share.

In connection with a private placement financing in January 2021, we issued Series E warrants to purchase shares of common stock (the “Series E Warrants”) and Series F warrants to purchase shares of common stock (the “Series F Warrants”), of which the following are outstanding as of April 8, 2022:

●	1,049,368 Series E Warrants to purchase up to 1,049,368 shares of common stock with an exercise price of $8.51 per share; and

●	2,029,179 Series F Warrants to purchase up to 2,029,179 shares of common stock with an exercise price of $6.90 per share.

In connection with a private placement financing in June 2021, we issued the following Series G warrants to purchase shares of common stock (the “Series G Warrants”):

●	1,573,281 Series G Warrants to purchase up to 1,573,281 shares of common stock with an exercise price of $8.51 per share.

The following summary of certain terms and provisions of the Spin-Off Warrants, the Series E Warrants, the Series F Warrants and the Series G Warrants (together, the “Purchase Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Warrants, the forms of which are filed as exhibits to our public reports filed with the SEC.

Duration

Each Purchase Warrant is immediately exercisable. The Spin-Off Warrants, the Series F Warrants and the Series G Warrants will expire on the fifth anniversary of their issuance. The Series E Warrants will expire on the first anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Purchase Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

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Exercisability

The Purchase Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Purchase Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants. No fractional shares of common stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Purchase Warrants, a registration statement registering the issuance of the shares of common stock underlying the Purchase Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Purchase Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Purchase Warrant following such fundamental transaction.

Transferability

Subject to applicable laws, a Purchase Warrant may be transferred at the option of the holder upon surrender of the Purchase Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Purchase Warrants are not listed on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Purchase Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Purchase Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Purchase Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants to purchase 83,334 shares of our common stock (the “Pre-Funded Warrants”) issued in connection with the private placement financing that occurred in January 2021 and the Pre-Funded Warrants to purchase 66,251 shares of common stock issued in connection with the private placement financing that occurred in June 2021 is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our public reports filed with the SEC.

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Duration and Exercise Price

Each Pre-Funded Warrant has an initial exercise price per share equal to $0.04. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in the private placement financings in January 2021 and June 2021 were also able to elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a “cashless exercise,” in which in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

The Pre-Funded Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Pre-Funded Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holders of the Pre-Funded Warrant shall be given the same choice as to the securities, cash or property they receive upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

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Broker Warrants

The Broker Warrants (defined below) consist of (i) warrants to purchase 206,057 shares of common stock with an exercise price of $6.90 per share that were issued in connection with the private placement financing in January 2021 (the “January 2021 Broker Warrants”) and (ii) warrants to purchase 152,378 shares of common stock with an exercise price of $8.51 per share that were issued in connection with the private placement financing in June 2021 (the “Placement Agent Warrants” and, together with the January 2021 Broker Warrants, the “Broker Warrants”). The Broker Warrants may be exercised on or prior to their respective expiration dates by delivery of a notice of exercise and the applicable purchase price. The January 2021 Broker Warrants expire on January 29, 2026 at 5:00 p.m. Eastern Time and the Placement Agent Warrants expire on June 16, 2026 a 5:00 pm Eastern Time. The purchase price under the Broker Warrants is payable by wire transfer or cashier’s check drawn on a United States bank.  Additionally, the Broker Warrants may be exercised on a cashless basis, in which in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Broker Warrants.

This summary of certain terms and provisions of the Broker Warrants issued in connection with the private placement financings in January 2021 and June 2021 is not complete and is subject to, and qualified in its entirety by, the provisions of the January 2021 Broker Warrant and the Placement Agent Warrant, the forms of which are filed as an exhibit to our public reports filed with the SEC.

Consulting Warrants

On February 16, 2021, we issued the following warrants to Katalyst and GPN (the “February 2021 Warrants”):

•	35,000 warrants to purchase up to 35,000 shares of common stock with an exercise price of $11.46 per share; and

Pursuant to amended consulting agreements with Katalyst and GPN effective as of April 1, 2021, we issued the following warrants (the “April 2021 Warrants”):

•	7,000 warrants to purchase up to 7,000 shares of common stock with an exercise price of $8.80 per share.

In addition, on July 1, 2021, we issued the following warrants to Katalyst and GPN (the “July 2021 Warrants”):

•	10,300 warrants to purchase up to 10,300 shares of common stock with an exercise price of $9.76 per share.

In addition, on October 1, 2021, we issued the following warrants to Katalyst and GPN (the “October 2021 Warrants”):

•	10,300 warrants to purchase up to 10,300 shares of common stock with an exercise price of $9.30 per share.

In addition, on January 3, 2022, we issued the following warrants to Katalyst and GPN (the “January 2022 Warrants” and, together with the February 2021 Warrants, the April 2021 Warrant, the July Warrants and the October 2021 Warrants, the “Consulting Warrants”):

•	10,300 warrants to purchase up to 10,300 shares of common stock with an exercise price of $8.69 per share.

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The following is a summary of certain key terms and provisions of the Consulting Warrants:

Duration

Each Consulting Warrant is immediately exercisable and will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Consulting Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Consulting Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a Consulting Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise their Consultant Warrant that they elect to effect a “net exercise” of their Consulting Warrant, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Consulting Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Consulting Warrants with the same effect as if such successor entity had been named in the Consulting Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Consulting Warrant following such fundamental transaction.

Transferability

Subject to applicable laws, a Consulting Warrant may be transferred at the option of the holder upon surrender of the Consulting Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Consulting Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Consulting Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Consulting Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Consulting Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Consulting Warrants.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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CERTAIN PROVISIONS OF DELAWARE LAW AND

OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our Amended and Restated Certificate of Incorporation or our bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

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Under Delaware law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer, in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under Delaware law, no Company director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our bylaws require indemnification, to the fullest extent permitted under Delaware law, of any person who is or was a director or officer of the Company or any of its direct or indirect wholly-owned subsidiaries and who is or was a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or any direct or indirect wholly-owned subsidiary of the Company, or is or was serving at our request as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, our bylaws provide that expenses incurred by or on behalf of a current or former director or officer in connection with defending any action, suit or proceeding will be advanced to the director or officer by us upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in our bylaws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

As permitted by Delaware law, our bylaws authorize us to purchase and maintain insurance to protect any director, officer, employee or agent against claims and liabilities that such persons may incur in such capacities.

Shareholder Rights Plan

Overview

On January 13, 2021, our board of directors adopted a shareholder rights plan (the “Rights Plan”). The Rights Plan is intended to protect the interests of our stockholders and enable them to realize the full potential value of their investment by reducing the likelihood that any person or group gains our control through open market accumulation or other tactics, without appropriately compensating all stockholders. Pursuant to the Rights Plan, we issued, by means of a dividend, one preferred share purchase right for each outstanding share of the Company's common stock to shareholders of record on the close of business on January 25, 2021. Initially, these Rights (as defined below) will trade with, and be represented by, the shares of the Company's common stock. The Rights will generally become exercisable only if any person (or any persons acting as a group) acquires 15% or more of the Company’s outstanding common stock (the “Acquiring Person”) in a transaction not approved by the board of directors, subject to certain exceptions, as explained below.

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If the Rights become exercisable, all holders of Rights, other than the Acquiring Person, will be entitled to acquire shares of the Company’s common stock at a 50% discount or the Company may exchange each Right held by such holders for one share of its common stock. In such a situation, Rights held by the Acquiring Person would become void and will not be exercisable. If any person at the time of the first public announcement of the Rights Plan owns more than the triggering percentage, then that stockholder's existing ownership percentage will be grandfathered, although, with certain exceptions, the Rights will become exercisable if at any time after the announcement of the Rights Plan such stockholder increases its ownership of the Company's common stock.

Unless earlier redeemed, terminated or exchanged pursuant to the terms of the Rights Plan, the Rights will expire at the close of business on January 13, 2023. The board of directors may terminate the Rights Plan before that date if the board of directors determines that there is no longer a threat to shareholder value.

Key Features

On January 13, 2021, the board of directors declared a dividend of one preferred share purchase right (a “Right”), payable on January 25, 2021, for each share Common Stock outstanding on January 25, 2021 (the “Record Date”) to the stockholders of record on that date. In connection with the distribution of the Rights, we entered into a Rights Agreement (the “Rights Agreement”), dated as of January 19, 2021, between the Company and Philadelphia Stock Transfer, Inc., as rights agent. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock (the “Preferred Shares”), of the Company at a price of $20 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. Each one one-thousandth of a Preferred Share entitles the holder thereof to receive (i) the same dividends and liquidation rights as if the holder held one share of Common Stock and will be treated the same as one share of common stock in the event of a merger, consolidation or other share exchange and (ii) one vote on all matters submitted to a vote of our stockholders, in each case subject to adjustment as described in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

Charter Documents

Our amended and restated certificate of incorporation and bylaws divide our board of directors into three classes with staggered three year terms. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. Our classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Synaptogenix and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated certificate of incorporation provides that, subject to the special rights of holders of one or more series of preferred stock, directors may be removed at any time, but only for cause by the affirmative vote of the holders of at least 75% of the voting power of all our outstanding voting stock.

Our amended and restated certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 75% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our bylaws provide that a special meeting of our stockholders may be called only by our board of directors. Because our stockholders do not have the right to call a special meeting, our stockholders cannot force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors believed the matter should be considered and such stockholder would only be able to force consideration of such proposal at the next annual meeting, provided that the requestor met the notice requirements. The restriction on the ability of our stockholders to call a special meeting means that a proposal to replace one or more directors on our board of directors also could be delayed until the next annual meeting.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of Synaptogenix, Inc. as of December 31, 2021 and 2020 and for each of the years in the two year period ended December 31, 2021 incorporated by reference in this Registration Statement and prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.synaptogen.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022;

•	the description of our common stock contained in our Registration Statement on Form 8-A initially filed on June 4, 2021, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-40458.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Synaptogenix, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (973) 242-0005

You may also access these documents on our website, http://www.synaptogen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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SYNAPTOGENIX, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

April 27, 2022

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1,793 Shares of Series C Convertible Preferred Stock

Up to 448,250 Shares of Common Stock Underlying the Series C Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

GP Nurmenkari

September 10, 2024